ESCROW AGREEMENT

         ESCROW AGREEMENT dated ________ _, 2001, among GBI CAPITAL MANAGEMENT CORP., a Florida corporation ("GBI"), BERLINER EFFEKTENGESELLSCHAFT AG, a German corporation ("Berliner"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent (the "Escrow Agent").

         GBI, Berliner, New Valley Corporation, a Delaware corporation, Ladenburg, Thalmann Group Inc., a Delaware corporation and wholly owned subsidiary of New Valley Corporation ("LTGI") and Ladenburg, Thalmann & Co. Inc., a Delaware corporation ("Ladenburg"), are parties to a Stock Purchase Agreement dated February 8, 2001 (the "Stock Purchase Agreement") pursuant to which Berliner and Nebraska Sub ("Sellers") sold to GBI all of the issued and outstanding Common Stock, par value $.01 per share, of Ladenburg. Sellers have agreed to adjust the Purchase Price as set forth in Article I of the Stock Purchase Agreement and to indemnify and hold GBI and Ladenburg harmless as set forth in Article VII of the Stock Purchase Agreement. The parties hereto desire to establish collateral security for Bermuda's payment obligations under Article I of the Stock Purchase Agreement and indemnification obligations under Article VII of the Stock Purchase Agreement. Capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

         The parties agree as follows:

         1.       The Escrow Fund.

                  (a) Concurrently with the execution hereof, GBI has issued to [name of escrow account] and has delivered to the Escrow Agent cash in the amount of $500,000 which constitutes the "Escrow Fund".

                  (b) The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and


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conditions hereof. Its duties hereunder with respect to the Escrow Fund shall cease upon its distribution of the entire Escrow Fund in accordance with this Agreement.

                  2. Liquidation of Escrow Fund.

                  (a) Until disbursement of the entire Escrow Fund, any cash portion thereof shall be invested by the Escrow Agent pursuant to the written instructions of Berliner (with a copy to GBI).

                  (b) Berliner agrees with GBI that it will not instruct the Escrow Agent to invest the cash portion of its account in the Escrow Fund except in the following:

                           (i) obligations issued or guaranteed by the United
                  States government, any state of the United States or any political subdivision thereof, or by any agency or instrumentality of the United States or of any such state or subdivision;

                           (ii) interest-bearing deposit accounts (which may be
                  represented by certificates of deposit) in any federally-insured bank organized under the laws of the United States or any state of the United States with a combined capital and surplus of not less than $500,000,000 or any federally-insured savings and loan association which has total assets of not less than $500,000,000; and

                           (iii) bankers' acceptances drawn on and accepted by
                  commercial banks with a combined capital and surplus of not less than $500,000,000.

         3. Claims against the Escrow Fund.

                  (a) GBI may make a claim against Berliner and the Escrow Fund
(i) for payment of the adjustment to the Purchase Price payable by Berliner pursuant to Sections 2.04(c) and (e) of the Stock Purchase Agreement ("Net Worth Claim") and (ii) for indemnification pursuant to Article VII of the Stock Purchase Agreement ("Indemnity Claim") (collectively, "Claims"). A claim

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may be made by giving notice (a "Notice") to Berliner (with a copy to the
Escrow Agent), specifying the covenant, representation, warranty, agreement, undertaking or obligation contained in the Stock Purchase Agreement which GBI asserts has been breached or otherwise entitles it to a Claim and, in the case of an Indemnity Claim (i) in reasonable detail, the nature and dollar amount of any Indemnity Claim GBI may have against Berliner by reason thereof under the Stock Purchase Agreement, and (ii) whether the Indemnity Claim is (A) a "Direct Claim" (as hereinafter defined) or (B) results from a Third Party Claim against GBI. GBI also shall deliver to the Escrow Agent (with a copy to Berliner), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to Berliner. As used herein, "Direct Claim" means any claim, demand, suit, proceeding or action by GBI against Berliner. In no way does this section affect the liability of Berliner as set forth in Article IX of the Stock Purchase Agreement.

                  The procedure for resolving any Net Worth Claim is set forth in Section 2.04 of the Stock Purchase Agreement. The procedure for resolving any Indemnity Claims (other than a Third Party Claim) is set forth in paragraphs
(b), (c) and (d) below. The procedure for resolving any Indemnity Claim that is a Third Party Claim is set forth in Section 7.03 of the Stock Purchase Agreement, as supplemented by paragraphs (b), (c) and (d) below. Any payment from the Escrow Fund by reason of any Claim shall be made in accordance with paragraph (f) below.

                  (b) If Berliner shall give a notice to GBI (with a copy to the Escrow Agent) (a "Counter Notice"), within 30 days following the date of receipt by Berliner of a copy of the Notice, disputing any Direct Claim, disputing (i) whether a Net Worth Claim is an amount different than as established pursuant to
Section 2.04 of the Stock Purchase Agreement, (ii) any Indemnity Claim (other than a Third Party Claim), (iii) whether an Indemnity Claim is a Direct Claim or a Third Party Claim or (iv) whether the Indemnity Claim is indemnifiable or reimbursable under Article VII of the Stock Purchase Agreement, the parties shall attempt to resolve such dispute by voluntary settlement as provided in paragraph (c) below. If no Counter Notice with respect to any Claim is received by the Escrow Agent from Berliner within such 30-day period, the Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.


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                  (c) If Berliner delivers a Counter Notice to the Escrow Agent,
GBI and Berliner shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If GBI and Berliner shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If GBI and Berliner shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved by arbitration pursuant to paragraph (d) below.

                  (d) If GBI and Berliner cannot resolve a dispute prior to expiration of the 60-day period referred to in paragraph (c) above (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) for arbitration before a single arbitrator in New York City in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. GBI and Berliner shall attempt to agree upon an arbitrator; if the parties shall be unable to agree upon an arbitrator within 10 days after the date on which it may, under this Agreement, be submitted for arbitration, then either GBI or Berliner, upon written notice to the other, may apply for appointment of such arbitrator by the American Arbitration Association (or any organization successor thereto). Each party shall pay the fees and expenses of counsel used by it and 50% of the fees and expenses of the arbitrator and of other expenses of the arbitration. The arbitrator shall render his decision within 90 days after his appointment and may award costs to any of the parties. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. Judgment may be obtained on the decision of the arbitrator so rendered in any court having jurisdiction and may be enforced in accordance with the laws of the State of New York. If the arbitrator shall fail to render his decision or award within such 90-day period, either GBI or Berliner may apply to any New York or federal court then having jurisdiction by action, proceeding or otherwise, as may be proper to determine the matter in dispute consistently with the provisions of this Agreement. The parties consent to the exclusive jurisdiction of the New York courts sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York for this purpose. The


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prevailing party (or either party, in the case of a decision or award rendered in part for each party) shall send a copy of the arbitration decision or of any judgment of the New York or federal court to the Escrow Agent.

                  (e) As used in this Agreement, "Established Claim" means any
(i) Net Worth Claim as finally determined pursuant to Section 2.04 of the Stock Purchase Agreement, (ii) Claim, other than a Third Party Claim, resolved in favor of GBI by settlement of the parties pursuant to paragraph 3(c) above, resulting in a dollar award to GBI, (iii) Claim other than a Third Party Claim, established by the decision of an arbitrator pursuant to paragraph 3(d) above, resulting in a dollar award to GBI, (iv) Third Party Claim which has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (v) Third Party Claim which GBI and Berliner have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Stock Purchase Agreement. With respect to subsections (iv) and
(v), in order for a Third Party Claim to constitute an Established Claim, either of the following conditions also must be met: (1) settlement pursuant to paragraph 3(c) under which Berliner acknowledges that the Stock Purchase Agreement affords GBI indemnification against the Third Party Claim or (2) the decision of an arbitrator pursuant to paragraph 3(d) under which it is determined that the Stock Purchase Agreement affords GBI indemnification against the Third Party Claim.

                  (f) (i) Promptly after a Claim becomes an Established Claim, GBI shall contemporaneously give notice to Seller and to the Escrow Agent. Berliner shall have fifteen (15) Business Days from receipt of such notice to satisfy the Established Claim in cash from assets other than the Escrow Fund. If payment of the Established Claim is not made by Berliner within the 15-day period provided above, the Escrow Agent shall make payment of the Established Claim to GBI by paying an amount equal to the aggregate dollar amount of the Established Claim (or, if at the time there remains in Bermuda's account in the Escrow Fund less than the full amount payable, the full amount remaining in Bermuda's account in the Escrow Fund).

                     (ii) Notwithstanding the provisions of paragraph 3(f)(i), when necessary to provide funds in order to make any payments required by this Agreement, the Escrow Agent shall liquidate any investments in the Escrow Fund in accordance with written instructions given to it by Berliner with regard to


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the priority of investments to be so liquidated. If no such instructions are given, the Escrow Agent may liquidate any such investments as it may determine in its sole judgment. The Escrow Agent shall incur no liability for losses upon the liquidation of any investments in the Escrow Fund.

                     (iii) If the amount of an Established Claim against Berliner is more than the full amount in the Escrow Fund, Berliner shall remain liable for the deficiency and shall promptly pay the amount thereof to GBI upon demand.

         4. Distribution from the Escrow Fund.

                  (a) On _______ __, 2003 or as soon as practicable thereafter, the Escrow Agent shall distribute and issue to Berliner the cash then in the Escrow Fund, unless at either such time there are any Claims against Berliner with respect to which Notices have been received but which have not been resolved pursuant to Section 3 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, "Pending Claims"), and which, if resolved or finally determined in favor of GBI, would result in a payment to GBI, in which case the Escrow Agent shall retain, and the total amount of such distributions to Berliner shall be reduced by, the "Pending Claims Reserve" (as hereafter defined). Thereafter, if any Pending Claim becomes an Established Claim, the Escrow Agent shall promptly pay to GBI an amount in respect thereof determined in accordance with paragraph 3(f) above, and to Berliner the amount by which the remaining amount in the Escrow Fund exceeds the then Pending Claims Reserve. If

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any Pending Claim becomes resolved in favor of Berliner, the Escrow Agent shall promptly pay to Berliner the amount by which the remaining amount of the Escrow Fund exceeds the then Pending Claims Reserve. Upon resolution of all Pending Claims, the Escrow Agent shall pay to Berliner the remaining amount in the Escrow Fund.

                  (b) As used herein, the "Pending Claims Reserve" at any time shall mean an amount equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

         5. The Escrow Agent.

                  (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

                  (b) The Escrow Agent may rely and shall be protected in acting or refraining from acting in good faith upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is a legal entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is received by the Escrow Agent.

                  (c) The Escrow Agent's sole responsibility upon receipt of any Notice requiring any payment to GBI pursuant to the terms of this Agreement or, if such Notice is disputed by GBI or Berliner, notice of the settlement (the "Settlement Notice") with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to GBI or Berliner the amount specified in such Notice, or Settlement Notice, as the case may be, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such Notice, or Settlement Notice, as the case may be.

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                  (d) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                  (e) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date upon which such resignation shall take effect, whereupon a successor Escrow Agent, which shall be a bank or trust company with an office in New York City and a combined capital and surplus of not less than $500,000,000, shall be appointed by Berliner.

                  (f) In the event of a dispute between the parties as to the proper disposition of the Escrow Fund, the Escrow Agent shall be entitled (but not required) to deliver the Escrow Fund, into the United States District Court for the Southern District of New York and, giving notice to GBI and Berliner of such action, shall thereupon be relieved of all further responsibility.

                  (g) GBI, on the one hand, and Berliner, on the other hand, jointly and severally, hereby agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Escrow Agent, arising out of or in connection with its entering into and performing its duties under this Agreement, including the cost and expense of defending itself against any claim of liability.

                  (h) GBI and Berliner shall pay, in equal shares, the Escrow Agent for the services to be rendered by it hereunder and pay or reimburse, in equal shares, the Escrow Agent upon request for all reasonable expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by it in connection with the performance of its duties hereunder; provided, however, that Berliner shall bear any expenses incurred by the Escrow Agent in connection with investing the Escrow Fund pursuant to paragraph 2 hereof.

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                  (i) This Agreement expressly sets forth all the duties of the
Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Stock Purchase Agreement.

         6. Binding Agreement; Governing Law. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein and cannot be changed or terminated except by a writing signed by GBI, Berliner and the Escrow Agent.

         7. Non-Exclusive Jurisdiction. Subject to paragraph 3(d), Berliner hereby consents to the non-exclusive jurisdiction of the New York courts sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against Berliner in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in paragraph 8.

         8. Communications. All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:


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                           (a)      If to GBI, to it at:

                                    1055 Stewart Avenue
                                    Bethpage, New York 11714
                                    Attention: President
                                    Telecopier No.: 516-460-1050

                                    with a copy to:

                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York 10016
                                    Attention:  David Alan Miller, Esq.
                                    Telecopier No.: 212-818-8881





                           (b)      If to Berliner, to it at:

                                    ____________________________
                                    ____________________________
                                    ____________________________
                                    ____________________________

                                    with a copy to:

                                    Milbank, Tweed, Hadley & McCloy
                                    1 Chase Manhattan Plaza
                                    New York, New York 10005-1413
                                    Attention:  Mark Weissler, Esq.
                                    Telecopier No.: 212-530-5219

                           (c)      If to the Escrow Agent, to it at:

                                    Continental Stock Transfer & Trust Company
                                    2 Broadway
                                    New York, New York 10004
                                    Attention: Steven G. Nelson
                                    Telecopier No.: 212-509-5150


or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

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         9. Non-Delivery of Notices. If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted to arbitration pursuant to paragraph 3(d) of this Agreement.

         10. Information in Notices. All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and shall clearly specify the aggregate dollar amount due and payable to GBI or Berliner.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.


         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

                            GBI CAPITAL MANAGEMENT CORP.


                            By:
                               -------------------------------------------
                            Name: Richard Rosenstock
                            Title: President


                            BERLINER EFFEKTENGESELLSCHAFT AG


                            By:
                               -------------------------------------------
                            Name:
                            Title:



                            ESCROW AGENT
                            CONTINENTAL STOCK TRANSFER
                            & TRUST COMPANY


                            By:
                               -------------------------------------------
                            Name:    Steven G. Nelson
                            Title:   Chairman


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